UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2007
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21577 (Commission File Number)	84-1100630 (IRS Employer Identification No.)
1821 30th Street
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (303) 440-5220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Change in Control of Registrant.
     As previously announced, on February 21, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Whole Foods Market, Inc. (“Parent”) and WFMI Merger Co., a wholly-owned subsidiary of Parent (“Purchaser”), pursuant to which Purchaser will merge with and into the Company (the “Merger”).
     Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (including the associated preferred stock purchase rights, the “Shares”), at a purchase price of $18.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 27, 2007 and in the related Letter of Transmittal.
     The Offer expired at 5:00 pm, New York City time, on Monday, August 27, 2007, at which time, based on the information provided by the depositary for the Offer, approximately 25,175,997 Shares were tendered and not withdrawn prior to the expiration of the Offer and an additional 3,795,973 Shares were tendered by notice of guaranteed delivery, which represents an aggregate of approximately 96.8% of all outstanding Shares. On August 28, 2007, Purchaser announced that it had purchased all validly tendered and not withdrawn Shares and will purchase as delivered over the next three business days the Shares subject to guaranteed delivery, and intends to acquire all of the remaining outstanding Shares pursuant to the short-form merger procedure available under Delaware law, in each case at the offer price of $18.50 per Share, net to the seller in cash.
     Parent has also announced that it has entered into a new five-year $700 million senior term loan agreement to fund the Offer and the Merger. The Offer and Merger are not conditioned on any financing arrangements.
     According to the Merger Agreement, effective upon acceptance for payment by Purchaser of any Shares pursuant to the Offer, Parent is entitled to designate directors to the Company’s Board of Directors (the “Board”) in such number as is proportionate to Parent’s Share ownership. However, Parent has agreed that the current members of the Board should continue to serve until Parent effects the Merger, which we expect to occur on or about August 31, 2007.
Item 8.01. Other Events.
     On August 27, 2007, Parent issued a press release announcing the expiration of the Offer and the results thereof. On August 28, 2007, Parent and the Company issued a joint press release announcing that Parent had purchased 84.1% of the Shares. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release of Whole Foods Market, Inc., dated August 27, 2007.

99.2	Joint Press Release of Wild Oats Markets, Inc. and Whole Foods Market, Inc., dated August 28, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILD OATS MARKETS, INC.
Date: August 29, 2007	By:	/s/ Samuel Martin
Name: Samuel Martin
Title: Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Whole Foods Market, Inc., dated August 27, 2007.

99.2	Joint Press Release of Wild Oats Markets, Inc. and Whole Foods Market, Inc., dated August 28, 2007.